Exhibit 99.1

MEDIA RELEASE                                                              FOR IMMEDIATE RELEASE – May 8, 2019

Contact:

Robin Gantt

Chief Financial Officer

Northwest Pipe Company
360-397-6325 • rgantt@nwpipe.com

Northwest Pipe Company Reports Profitable Quarterly Results and

Announces First Quarter Conference Call

Quarterly Highlights

•	Net income per diluted share was $0.22, compared to a loss per diluted share of $0.20 in the first quarter of 2018
•	Net sales were $62.6 million, the highest net sales for a quarter since the third quarter of 2014, and represented an 87.8% increase from the first quarter of 2018
•	Gross profit as a percentage of net sales was 10.5% compared to 4.0% in the first quarter of 2018
•	Continued strength in project bidding resulted in backlog including confirmed orders of $242 million
•

In April, the Company had an accidental fire at the Saginaw, Texas plant. Since the fire was limited to a single coating facility, the interruption to operations has been limited to coating pipe and all other production has continued uninterrupted

VANCOUVER, Washington: Northwest Pipe Company (Nasdaq: NWPX), an industry leader of engineered welded steel pipe products for the water transmission market, announced today its financial results for the quarter ended March 31, 2019. The Company will broadcast its first quarter 2019 earnings conference call on Thursday, May 9, 2019 at 7:00 am PDT.

First Quarter 2019 Results

Net sales increased 87.8% to $62.6 million in the first quarter of 2019 from $33.4 million in the first quarter of 2018. The acquired Ameron operations contributed $11.8 million of the increase in net sales in the first quarter of 2019. The increase in net sales in the first quarter of 2019 compared to the first quarter of 2018 was due to a 68% increase in tons produced and a 12% increase in selling price per ton. The increase in tons produced was due to project mix.

Gross profit increased 387.5% to $6.6 million (10.5% of net sales) in the first quarter of 2019 from $1.3 million (4.0% of net sales) in the first quarter of 2018. The increase in gross profit in the first quarter of 2019 compared to the first quarter of 2018 was primarily due to increased production volume.

Net income was $2.2 million, or $0.22 per diluted share, in the first quarter of 2019. Net loss in the first quarter of 2018 was $2.0 million, or $0.20 per diluted share, which included $0.3 million ($0.2 million, net of taxes) in restructuring expense. After considering non-recurring items, the Company’s first quarter 2018 adjusted net loss was $1.7 million, or $0.18 per diluted share. See the Company’s Reconciliation of Non-GAAP Financial Measures below.

Backlog represents the balance of remaining performance obligations under signed contracts (“Backlog”). Backlog was $167 million as of March 31, 2019 compared to $81 million as of December 31, 2018, and $41 million as of March 31, 2018. The Company also has projects for which it has been notified that it is the successful bidder, but a binding agreement has not been executed (“Confirmed Orders”). Backlog including Confirmed Orders was $242 million as of March 31, 2019 compared to $252 million as of December 31, 2018 and $87 million as of March 31, 2018.

Outlook – “With our strong backlog and solid market conditions, we expect continuing strength in revenue and improving gross margins as we progress through 2019,” said Scott Montross, President and CEO of the Company. “However, the next couple of quarters could have anomalies related to the timing of expenses and insurance coverage from the fire at the Saginaw coatings building.”

Conference Call – The Company will hold its first quarter 2019 earnings conference call on Thursday, May 9, 2019 at 7:00 am PDT. To listen to the live call, visit the Northwest Pipe Company website, www.nwpipe.com, under Investor Relations. For those unable to listen to the live call, the replay will be available approximately one hour after the event and will remain available until Friday, June 7, 2019 by dialing 1-866-380-6739 passcode 6301.

About Northwest Pipe Company – Founded in 1966, Northwest Pipe Company is the largest manufacturer of engineered welded steel pipe water systems in North America. The Company produces high-quality engineered steel water pipe, bar-wrapped concrete cylinder pipe, Permalok® steel casing, T-Lock® and Arrow-Lock® PVC liners, as well as custom linings, coatings, joints, and one of the largest offering of fittings and specialized components in North America. Northwest Pipe Company provides solution-based products for a wide range of markets including water transmission, water and wastewater plant piping, trenchless technology, and piping rehabilitation. Strategically positioned to meet growing water and wastewater infrastructure needs, the Company is headquartered in Vancouver, Washington, and has manufacturing facilities across North America. Please visit www.nwpipe.com for more information.

Forward-Looking Statements – Statements in this press release by Scott Montross are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on current expectations, estimates, and projections about the Company’s business, management’s beliefs, and assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements as a result of a variety of important factors. While it is impossible to identify all such factors, those that could cause actual results to differ materially from those estimated by the Company include changes in demand and market prices for its products, product mix, bidding activity, the timing of customer orders and deliveries, production schedules, the price and availability of raw materials, price and volume of imported product, excess or shortage of production capacity, international trade policy and regulations, changes in tariffs and duties imposed on imports and exports and related impacts on the Company, the Company’s ability to identify and complete internal initiatives and/or acquisitions in order to grow its Water Transmission business, the Company’s ability to effectively integrate acquisitions into its business and operations and achieve significant administrative and operational cost synergies, the impacts of the Tax Cuts and Jobs Act of 2017, operating problems at our manufacturing operations including fires, explosions, inclement weather and natural disasters and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and from time to time in its other Securities and Exchange Commission filings and reports. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that it will make additional updates or corrections with respect thereto or with respect to other forward-looking statements.

Non-GAAP Financial Measures – The Company is presenting Backlog including Confirmed Orders, Adjusted net income (loss), and Adjusted diluted net income (loss) per share. These non-GAAP financial measures are provided to better enable investors and others to assess the Company’s results and compare them with its competitors. These should be considered as supplements to, and not as substitutes for, or superior to, financial measures calculated in accordance with GAAP.

For more information, visit www.nwpipe.com.

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NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018

Net sales	$62,643	$33,365
Cost of sales	56,072	32,017
Gross profit	6,571	1,348
Selling, general, and administrative expense	4,247	3,385
Restructuring expense	-	305
Operating income (loss)	2,324	(2,342)
Other income	159	170
Interest income	4	77
Interest expense	(131)	(128)
Income (loss) before income taxes	2,356	(2,223)
Income tax expense (benefit)	191	(272)
Net income (loss)	$2,165	$(1,951)

Net income (loss) per share:
Basic	$0.22	$(0.20)
Diluted	$0.22	$(0.20)

Shares used in per share calculations:
Basic	9,735	9,707
Diluted	9,735	9,707

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$3,843	$6,677
Trade and other receivables, net	27,791	34,394
Contract assets	70,267	74,271
Inventories	41,116	39,376
Prepaid expenses and other	4,505	4,795
Total current assets	147,522	159,513
Property and equipment, net	102,397	103,447
Other assets	16,606	8,390
Total assets	$266,525	$271,350

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,524	$19,784
Accrued liabilities	8,916	7,963
Contract liabilities	4,530	3,745
Total current liabilities	28,970	31,492
Borrowings on line of credit	-	11,464
Other long-term liabilities	16,767	9,804
Total liabilities	45,737	52,760

Stockholders' equity	220,788	218,590
Total liabilities and stockholders’ equity	$266,525	$271,350

NORTHWEST PIPE COMPANY AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018

Net income (loss), as reported	$2,165	$(1,951)
Adjustments for non-recurring items:
Restructuring expense	-	305
Estimated tax impact of non-recurring items	-	(64)
Adjusted net income (loss)	$2,165	$(1,710)

Diluted net income (loss) per share, as reported	$0.22	$(0.20)

Adjusted diluted net income (loss) per share	$0.22	$(0.18)